UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 13, 2019

(Date of earliest event reported)

Arcadia Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 Cousteau Place, Suite 105

Davis, CA 95618

(Address of principal executive offices, including zip code)

(530) 756-7077

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

EXPLANATORY NOTE

On December 27, 2018, Arcadia Biosciences, Inc. (the “Company”) filed a registration statement on Form S-1 (Registration Statement No. 333-229047) relating to the resale of common stock underlying certain outstanding warrants (“Registration Statement”).  The Company is filing this Form 8-K in order to include in the Registration Statement certain biographical and compensation information contained herein, which information is incorporated by reference into the Registration Statement.

DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers and Directors

The following table sets forth the names, ages and positions of our executive officers and directors (ages as of February 13, 2019):

Name	Age	Position
Rajendra Ketkar	64	President, Chief Executive Officer, and Director
Matthew T. Plavan	55	Chief Financial Officer
Sarah Reiter	47	Chief Commercial Officer
Kevin Comcowich	50	Chair of the Board of Directors
Albert D. Bolles, Ph.D.	61	Director
Eric J. Rey	62	Director
Lilian Shackelford Murray	60	Director
Gregory D. Waller	69	Director
Amy Yoder	51	Director

Executive Officers

Rajendra Ketkar has served as President and Chief Executive Officer of the Company since May 2016 and as director since June 2016. Mr. Ketkar brings nearly 35 years of agriculture and agricultural biotechnology business experience in the U.S. and internationally. Mr. Ketkar spent more than 30 years in a variety of business, operations, and strategy roles for Monsanto Company, during which time he demonstrated successes in agricultural trait commercialization and growth around the globe. As joint managing director of Mahyco-Monsanto Biotech Ltd. in India, Mr. Ketkar led the launch of Bt cotton, the country’s first agricultural biotechnology product. In addition to his operations and trait commercialization experience, Mr. Ketkar served as director of biotechnology strategy for Monsanto, where he led the development of the company’s trait stacking technology from 2009 to 2012. Prior to joining Arcadia, Mr. Ketkar served as the principal consultant of RDK Global Consulting LLC, a U.S.-based firm specializing in working with companies in the U.S. and Asia. Mr. Ketkar has a Bachelor of Technology degree in Chemical Engineering from the Institute of Technology, Banaras Hindu University, India, an MS in Chemical Engineering from Oklahoma State University, and an MBA from University of New Orleans.

Matthew T. Plavan has served as our Chief Financial Officer since September 2016. Mr. Plavan brings over 30 years of financial and executive leadership experience to the Company in the areas of business operations, fiscal management and strategy, commercial partnering, M&A and integration activities, and public and private equity fundraising. Mr. Plavan served in multiple executive capacities, including CFO, COO, CEO, and board member with Cesca Therapeutics, Inc., a company engaged in research, development and commercialization of autologous cell-based therapeutics, from 2005 until 2015. Prior to that, Mr. Plavan held CFO positions with venture and private equity-backed technology companies, including StrionAir, Inc. from 2002 to 2005, and InPhonic, Inc. (formerly Reason Inc.) from 2000 to 2002. Mr. Plavan also held executive finance positions with McKesson Corporation from 1993 to 2000 and audit and advisory management positions with Ernst & Young from 1987 to 1993. Mr. Plavan is a California certified public accountant and earned a Bachelor of Arts degree in business economics from the University of California, Santa Barbara.

Sarah Reiter joined the Company as our Chief Commercial Officer in March 2018. She has more than 20 years of experience in agriculture with a strong focus on crop protection and sustainability.  Prior to joining Arcadia, Ms. Reiter was the USA Country Head for STK Bio-ag Technologies and Global Product Manager for Biologics for Bayer CropScience.  She previously served in senior positions with Bayer CropScience, Syngenta and AgraQuest.  Mrs. Reiter holds a bachelor’s degree in English from the University of California, Davis and a master’s certificate in business administration from the Villanova School of Business.

Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Non-employee Directors

Kevin Comcowich has served as a director of our Company since November 2016. He has most recently served as the chief executive officer and portfolio manager of HTX Energy Fund in Houston, Texas. He was previously the president and chief investment officer (CIO) of Sound Energy Partners and served as CIO and research analyst for Southport Energy Plus Partners Fund. Mr. Comcowich received his MBA from the University of Indiana and earned his bachelor’s degree from the College of the Holy Cross. We believe Mr. Comcowich is qualified to serve on our board of directors due to his extensive experience in financial leadership, business strategy, investment management and global capital market strategies.

Albert D. Bolles, Ph.D. joined the board of directors in May 2018. He most recently served as the executive vice president, chief technology and operations officer of ConAgra Foods, a leading consumer products food company, where he directed the development and execution of multiple product innovations. Prior to ConAgra, Dr. Bolles was the vice president of worldwide research and development for PepsiCo Beverages and Foods and the research and development director for Gerber Foods. As an industry partner with the Food and Drug Administration and U.S Department of Agriculture to influence public policy, Dr. Bolles was instrumental in the passage of the Food Safety Modernization Act of 2010. He is a graduate of Michigan State University, where he earned Ph.D. and M.S. degrees in food science and a bachelors’ degree in microbiology. Dr. Bolles holds several patents and has won numerous awards for his contributions to food science, the industry and academics. He currently serves as a director for Landec Corporation and SunOpta. We believe Dr. Bolles is qualified to serve on our board of directors because of his more than 30 years of experience in the consumer food industry and his expertise in global product innovation, corporate strategy and supply chain management, as well as his familiarity with corporate governance issues from serving on the boards of other public companies.

Lilian Shackelford Murray has served as a Board observer to the Company from March 2007 until May 2015, as well as to PatientKeeper, Inc., a private company acquired by HCA Healthcare, Inc. within the past five years. Ms. Murray is the founder and manager of Dovedale Investments, LLC, a money management firm investing in emerging market exchange traded funds. Ms. Murray also serves as managing member of Saints Capital V, LLC, where she provides investment fund management services. Ms. Murray was previously a managing director and senior healthcare banker at Prudential Volpe Technology Group and its predecessor, Volpe, Brown Whelan. Prior to Volpe, Ms. Murray was a managing director and co-head of healthcare investment banking for Wheat First Securities and a senior vice president at Dean Witter Reynolds. Ms. Murray’s prior board experience includes service as a director of eMedicine.com, Inc., which was sold to WebMD, LLC in 2006; Extended Care Information Network, Inc. which was sold to AllscriptsHealthcare Solutions, Inc. in 2008; and LifeMasters Supported SelfCare, Inc. Ms. Murray received an MBA from Harvard Business School and a BS from the University of Virginia. Ms. Murray’s qualifications to serve on the board include over 34 years of financial and management experience as a financial advisor, investment banker and managing director of investment funds, as well as her familiarity with the company’s business, operations and board functions from her previous service as a board observer.

Eric J. Rey is one of our founders and served as our President and Chief Executive Officer of our company from August 2003 until his resignation in February 2016. He also served as a member of our board of directors from 2005 until February 2016. Mr. Rey has served as a director and member of the compensation committee of Phytelligence, Inc. since 2015, as a director and a member of the compensation committee of Texas Crop Science, LLC since 2016 and as a director of Micropep Technologies since 2018. Mr. Rey has approximately 37 years of management experience in agricultural biotechnology, most of which have focused specifically on food, feed, and industrial products from agricultural biotechnology. Prior to founding our company, Mr. Rey worked as a partner with Rockridge Group, a management consulting firm, to manage the development of strategic partnerships for early-stage companies developing genomic, biopharmaceutical, nutraceutical, crop protection, animal nutrition and health, alternative crop, and industrial products. Prior to his work with Rockridge, Mr. Rey served as Vice President of Operations with Calgene Inc. for 17 years, including two years with Monsanto Company following its acquisition of Calgene. During his 17 years at Calgene and Monsanto, he was responsible for the establishment and management of the company's operational, product development, and agricultural infrastructure. Mr. Rey holds a B.S. in Plant Science from the University of California, Davis. We believe that Mr. Rey is qualified to serve as a member of our board of directors because of his extensive and unique knowledge of the company’s operations and business by virtue of his prior service as President and Chief Executive Officer for more than a decade, in addition to his prior service as a director of our company.

Gregory D. Waller has served as a director since June 2017.  He has served as a director of CHF Solutions since August 2011. Mr. Waller also serves on the board of Endologix Corporation and is the chair of the audit committees and a member of the nominating and governance committees for both companies. Until April 2015, Mr. Waller was chief financial officer of Ulthera Corporation, a privately-held company providing ultrasound technology for aesthetic and medical applications, which was sold to Merz North America in July 2014. From March 2006 until April 2011, Mr. Waller was chief financial officer of Universal Building Products, a manufacturer of concrete construction accessories. Mr. Waller served as vice president-finance, chief financial officer and treasurer of Sybron Dental Specialties, Inc., a manufacturer and marketer of consumable dental products, from August 1993 until his retirement in May 2005 and was formerly the vice president and treasurer of Kerr, Ormco Corporation, and Metrex. Mr. Waller’s prior board experience includes service as a director for the following publicly-traded companies: Cardiogenesis Corporation, from April 2007 until its acquisition by Cryolife in 2011; Clarient, Inc., from December 2006 until its acquisition by General Electric Company in December 2010; Biolase Technology, Inc., from October 2009 to August 2010; SenoRx, Inc., from May 2006 until its acquisition by C.R. Bard, Inc. in July 2010; and Alsius Corporation, from June 2007 until its acquisition by Zoll Medical Corporation in September

2009. Mr. Waller has a Master of Business Administration with a concentration in accounting from California State University, Fullerton. We believe Mr. Waller is qualified to serve as a member of our board of directors because of his 45 years of financial and management experience, as well as his familiarity with public company board functions from his service on the boards of other public companies.

Amy Yoder joined the Arcadia board in June 2017. She is president and CEO of Anuvia Plant Nutrients, a company that creates enhanced plant nutrition products from recycled organic waste sources. Ms. Yoder is the former president and CEO of Arysta Life Science and has held a variety of senior sales, marketing and executive positions with companies throughout the agricultural and related industries, including Spectrum Brands, BioLab and United Agri Products. Ms. Yoder received a bachelor’s degree in agricultural technology and systems management from Michigan State University, with an emphasis in crop and soil science. She has served on boards of various agricultural associations and universities and currently serves as a director for Compass Minerals International. We believe Ms. Yoder is qualified to serve on our Board of Directors due to her extensive experience across various agriculture sectors, deep knowledge of the capital markets and public board governance expertise.

Director Independence

Our board of directors has undertaken a review of its composition, the composition of its committees, and the independence of each director, and has considered whether any director has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based on information provided by each director concerning his or her background, employment, and affiliations, including family relationships, our board of directors has determined that Dr. Bolles, Mses. Shackelford Murray and Yoder and Messrs. Comcowich and Waller do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC, and the listing standards of The Nasdaq Stock Market (the “Applicable Rules ”). The board determined that Mr. Ketkar and Mr. Rey, are not “independent” as that term is defined under the Applicable Rules. In making these determinations, our board of directors considered the current and prior relationships that each director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director or affiliated entities, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

DIRECTOR COMPENSATION

Non-Employee Director Compensation

The following table summarizes compensation paid to our non-employee directors for services performed during the year ended December 31, 2018. Directors who are also our employees receive no additional compensation for their service as a director. During the year ended December 31, 2018, Mr. Ketkar, our current president and chief executive officer, was an employee. Compensation for Mr. Ketkar is discussed in “Executive Compensation.”

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Total
Kevin Comcowich	$92,000	$70,000	$162,000
Dr. Albert Bolles	$29,489	$90,000	$119,489
Eric Rey	$40,000	$30,000	$70,000
Lilian Shackelford Murray	$32,238	$60,000	$92,238
Gregory Waller	$63,456	$30,000	$93,456
Amy Yoder	$60,500	$30,000	$90,500
Uday Garg	$21,262	$-	$21,262

(1)	Represents the cash annual retainer and the meeting attendance fees earned by the non-employee directors.
(2)

Amounts do not reflect compensation actually received by the non-employee director. Instead, the amounts represent aggregate grant date fair value of options granted during 2018 computed in accordance with ASC Topic 718 Stock Compensation. The valuation assumptions used in determining such amounts are consistent with those described in Note 11 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 and those described in Note 10 of the Consolidated Statements included in our Quarterly Report on Form 10-Q for the second quarter of 2018. Mr. Comcowich, as the continuing non-employee chairman, received a grant of 7,476 stock options, which vests as described below. Dr. Bolles, as a new non-employee director, received 8,210 stock options as a new non-employee director and an additional 3,204 stock options as a continuing non-employee director, which vest as described below. Messrs. Rey and Waller and Ms. Yoder, as continuing non-employee directors, each received a grant of 3,204 stock options, which vests as described below. Ms. Shackelford Murray, as a new non-employee director, received a grant of 6,408 options, which vests as described below.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2018.

Director Name	Option Grant Date	Number of Options Granted		Option Exercise Price Per Share ($)(1)	Option Expiration Date
Kevin Comcowich	10/30/2016	2,396	(2)	$34.40	10/30/2026
	6/7/2017	3,018	(3)	$14.60	6/7/2027
	6/6/2018	7,476	(4)	$10.80	6/6/2028
Albert D. Bolles	5/12/2018	8,210	(5)	$9.16	5/12/2028
	6/6/2018	3,204	(4)	$10.80	6/6/2028
Eric J. Rey	11/1/2009	6,875	(3)	$44.80	11/1/2019
	1/1/2010	9,375	(3)	$44.80	1/1/2020
	1/1/2011	6,250	(3)	$271.20	1/1/2021
	12/31/2012	1,250	(3)	$271.20	12/31/2022
	10/29/2014	1,250	(3)	$122.40	10/29/2024
	6/7/2017	5,969	(6)	$14.60	6/7/2027
	6/6/2018	3,204	(4)	$10.80	6/6/2028
Lilian Shackelford Murray	6/6/2018	6,408	(7)	$10.80	6/6/2028
Gregory D. Waller	6/7/2017	5,969	(6)	$14.60	6/7/2027
	6/6/2018	3,204	(4)	$10.80	6/6/2028
Amy Yoder	8/7/2017	10,123	(8)	$8.60	8/7/2027
	6/6/2018	3,204	(4)	$10.80	6/6/2028

(1)	The option exercise price per share reflects the fair market value per share of our common stock on the date of grant.
(2)	These options vest in three equal annual installments on October 30, 2017, 2018, and 2019.
(3)	These options are fully vested.
(4)	These options vest on the earlier of the one-year anniversary of the date of grant and the date of the Company’s next annual meeting.
(5)	These options vest in three equal annual installments on May 14, 2019, 2020, and 2021.
(6)	These options vest in three equal annual installments on June 7, 2018, 2019, and 2020.
(7)	These options vest in three equal annual installments on June 6, 2019, 2020, and 2021.
(8)	These options vest in three equal annual installments on August 7, 2018, 2019, and 2020.

Non-Employee Director Compensation Policy

Cash Compensation

Each non-employee director is entitled to an annual cash retainer at a rate of $30,000 for serving on our board of directors. The retainer is payable in arrears in equal quarterly installments, subject to such director’s continued service on the last day of the preceding quarter and prorated as necessary to reflect service commencement or termination during the quarter. In addition, each non-employee director shall receive the following amount for each regular meeting of the board attended: (i) $2,500 if attendance is in person or (ii) $500 if attendance is through remote means (e.g., attending by telephone); provided, however, that the total meeting fees may not exceed $10,000 per calendar year.

The chair and non-chair members of the board’s three standing committees are entitled to the following additional annual cash fees (payable quarterly in arrears and prorated for partial service in a quarter):

Board Committee	Chairperson Fee	Non-Chair Member Fee
Audit Committee	$15,000	$7,500
Compensation Committee	10,000	5,000
Nominating and Governance Committee	7,500	3,750

The chair of the board is entitled to an additional $40,000 annual cash fee (payable quarterly in arrears and prorated for partial service in a quarter).

Equity Compensation

Upon joining the board, each newly elected non-employee director (excluding an employee director who ceases to be an employee, but who remains a director) receives an initial option to purchase a number of shares of our common stock equal to equal to (x) $60,000 divided by (y) the Black-Scholes value of a share on the date of grant, as determined consistent with the historical practices of the Company. This initial option will vest and become exercisable in three equal installments on each of the first three anniversaries of the date of grant, subject to the director’s continued service through each vesting date. The per share exercise price for the initial option shall be equal to the fair market value for a share of our common stock on the date of grant, which shall be equal to the closing price of our common stock on the date of grant. An employee director who ceases to be an employee, but who remains a director, will not receive an option grant.

On the date of each annual meeting of our stockholders, each non-employee director (including a non-employee director who was previously an employee) will be granted an annual option to purchase a number of shares of our common stock equal to equal to (x) $30,000 divided by (y) the Black-Scholes value of a share on the date of grant, as determined consistent with the historical practices of the Company. This annual option will vest and become exercisable on the earlier of (i) the one-year anniversary of the date of grant or (ii) the date of our next annual meeting of stockholders, subject to the director’s continued service through the vesting date. The per share exercise price for the annual option shall be equal to the fair market value for a share of our common stock on the date of grant.

On the date of each annual meeting of our stockholders, the chair of the board will be granted an additional annual option to purchase a number of shares of our common stock equal to equal to (x) $40,000 divided by (y) the Black-Scholes value of a share on the date of grant, as determined consistent with the historical practices of the Company. This annual option for the chair of the board will vest and become exercisable on the earlier of (i) the one-year anniversary of the date of grant or (ii) the date of our next annual meeting of stockholders, subject to the chair of the board’s continued service through the vesting date. The per share exercise price for the annual option for the chair of the board shall be equal to the fair market value for a share of our common stock on the date of grant.

Notwithstanding the vesting schedules described above, the vesting of each equity award will accelerate in full upon a change in control and termination of directorship.

executive compensation

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to the board of directors on its discussions, decisions and other actions. Historically, our chief executive officer has made recommendations to our compensation committee, often attended committee meetings, and was involved in the determination of compensation for the respective executive officers that report to him, except that our chief executive officer did not make recommendations as to his own compensation. Additionally, our chief executive officer made recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results, and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer other than the chief executive officer, as well as each individual compensation component. Our compensation committee makes recommendations to the board of directors regarding compensation for our chief executive officer. The independent members of the board of directors make the final decisions regarding executive compensation for our chief executive officer.

The compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies.

2018 Summary Compensation Table

The following table provides information regarding the compensation of our 2018 named executive officers during the fiscal years ended December 31, 2018 and 2017.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)(1)	Non- Equity Incentive Plan Compen- sation ($)(2)	All Other Compen- sation ($)	Total ($)
Rajendra Ketkar	2018	$359,615	—		—	$384,104	—	—	$743,719
President and Chief Executive Officer	2017	$350,002	—		—	$157,232	$136,920	—	$644,154
Matthew Plavan	2018	$289,618	—		—	$170,392	—	—	$460,010
Chief Financial Officer	2017	$280,010	—		—	$108,853	$95,844	—	$484,707
Sarah Reiter	2018	$203,840	$12,500	(3)	—	$506,942	—	—	$723,282
Chief Commercial Officer	2017	—	—		—	—	—	—	$-

(1)

Amounts do not reflect compensation actually received by the non-employee director. Instead, the amounts represent aggregate grant date fair value of options granted during 2018 computed in accordance with ASC Topic 718 Stock Compensation. The valuation assumptions used in determining such amounts are consistent with those described in Note 11 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 and those described in Note 10 of the Consolidated Statements included in our Quarterly Report on Form 10-Q for the second and third quarter of 2018.

(2)

The amounts for 2018 are not included as they will be approved at the board of directors meeting scheduled to be held on March 6, 2019. The bonus amount will be determined based on a weighting of the following metrics pursuant to our Executive Incentive Bonus Plan for services in 2018: Financial Goals, Strategic Goals and Individual Goals. The amounts shown for 2017 represent amounts earned pursuant to our Executive

Incentive Bonus Plan for services in 2017, which were paid in 2018. The amounts for Messrs. Ketkar and Plavan were determined based on a weighting of the following metrics: Financial Goals, Strategic Goals and Individual Goals.

(3)	This amount represents a retention bonus paid to Ms. Reiter, as agreed to in her offer letter.

Executive Employment Arrangements

Rajendra Ketkar (President and Chief Executive Officer)

In connection with the appointment of Mr. Ketkar to the position of president and chief executive officer in May 2016, we entered into a confirmatory offer letter with Mr. Ketkar. The offer letter has no specific term and provides that Mr. Ketkar is an at-will employee. Pursuant to the offer letter, Mr. Ketkar’s annual base salary was established as $350,000 and his target bonus opportunity wass 40% of his annual base salary. In July 2018, Mr Ketkar’s annual base salary was increased to $370,000 and his target bonus opportunity was increased to 55% of his annual base salary. Additionally, the offer letter provided for an immediate grant of an option to purchase 750,000 shares of the common stock of the Company. Mr. Ketkar’s right to exercise the option vests over 4 years (25% on the one-year anniversary of May 23, 2017 and 1/48 per month thereafter), subject to his continued service.

Matthew T. Plavan (Chief Financial Officer)

In connection with the appointment of Mr. Plavan to the position of chief financial officer in September 2016, we entered into a confirmatory offer letter with Mr. Plavan. The offer letter has no specific term and provides that Mr. Plavan is an at-will employee. Pursuant to the offer letter, Mr. Plavan’s annual base salary was established as $280,000 and his target bonus opportunity is 35% of his annual base salary. In July 2018, Mr. Plavan’s annual base salary was increased to $300,000 and his target bonus opportunity was increased to 50% of his annual base salary.  Additionally, the offer letter provided for an immediate grant of an option to purchase 500,000 shares of the common stock of the Company. Mr. Plavan’s right to exercise the option vests over 4 years (25% on the one-year anniversary of September 12, 2017 and 1/48 per month thereafter), subject to his continued service.

Sarah Reiter (Chief Commercial Officer)

In connection with the appointment of Ms. Reiter to the position of chief commercial officer in March 2018, we entered into a confirmatory offer letter with Ms. Reiter. The offer letter has no specific term and provides that Ms. Reiter is an at-will employee. Pursuant to the offer letter, Ms. Reiter’s annual base salary was established as $265,000 and her target bonus opportunity was 30% of her annual base salary. In July 2018, Ms. Reiter’s bonus opportunity was increased to 35% of her annual base salary.  Additionally, the offer letter provided for an immediate grant of an option to purchase 10,000 shares of the common stock of the Company. Ms. Reiter’s right to exercise the option vests over 4 years (25% on the one-year anniversary of March 19, 2018 and 1/48 per month thereafter), subject to her continued service. She was paid a $12,500 retention bonus on the six-month anniversary of her effective hire date and, subject to her continued employment and good-standing status, she will be paid an additional bonus of $12,500 on the eighteen-month anniversary of her effective hire date.

Severance and Change in Control Agreements

In February 2015, our board approved severance and change in control agreements (the “CIC Agreements”) for each of our executive officers, the specific terms of which are discussed below. Each of the CIC Agreements expires by its terms on the third anniversary of the effective date of such agreement.

Pursuant to the CIC Agreements, if we terminate an executive’s employment with us for a reason other than cause (as defined in the CIC Agreements) or the executive’s death or disability (as defined in the CIC Agreements) at any time other than during the twelve-month period immediately following a change of control (as defined in the CIC Agreements), then such executive will receive the following severance benefits from the Company: (i) severance in the form of base salary continuation for a period of six months (twelve months for Mr. Ketkar); and (ii) reimbursement for premiums paid for coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for the executive and the executive’s eligible dependents for up to six months (twelve months for Mr. Ketkar).

If during the twelve-month period immediately following a change of control (as defined in the CIC Agreements), (x) we terminate an executive’s employment with us for a reason other than cause (as defined in the CIC Agreements) or the executive’s death or disability (as defined in the CIC Agreements), or (y) an executive resigns from such employment for good reason (as defined in the CIC Agreements), then, in lieu of the above described severance benefits, such executive shall receive the following severance benefits from the Company: (i) severance in the form of base salary continuation for a period of twelve months (24 months for Mr. Ketkar); (ii) reimbursement for premiums paid for coverage pursuant to COBRA, for the executive and the executive’s eligible dependents for up to twelve months (24 months for Mr. Ketkar); and (iii) vesting shall accelerate as to 100% of all of the executive’s outstanding equity awards.

An executive’s receipt of severance payments or benefits pursuant to a CIC Agreement is subject to the executive signing a release of claims in our favor and complying with certain restrictive covenants set forth in the CIC Agreement.

Each CIC Agreement contains a “better after-tax” provision, which provides that if any of the payments to an executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code, in each case based upon the highest marginal rate for the applicable tax.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2018.

	Option Awards
Name and Principal Position	Number of securities underlying unexercised options (#) exercisable(1)	Number of securities underlying unexercised options (#) unexercisable(1)		Option Exercise Price ($)	Option Expiration Date
Rajendra Ketkar	6,660	3,340	(2)	$27.00	5/23/2026
	7,492	3,758	(2)	$120.00	5/23/2026
	7,492	3,758	(2)	$160.00	5/23/2026
	1,665	835	(2)	$240.00	5/23/2026
	1,665	835	(2)	$300.00	5/23/2026
	6,428	9,822	(3)	$14.00	6/8/2027
	15,512	90,888	(4)	$4.63	9/18/2028
Matthew T. Plavan	3,645	2,605	(5)	$43.80	9/12/2026
	4,375	3,125	(5)	$120.00	9/12/2026
	4,375	3,125	(5)	$160.00	9/12/2026
	1,093	782	(5)	$240.00	9/12/2026
	1,093	782	(5)	$300.00	9/12/2026
	4,450	6,800	(3)	$14.00	6/8/2027
	6,879	40,321	(4)	$4.63	9/18/2028
Sarah Reiter	—	10,000	(6)	$45.69	3/19/2028
	5,598	32,802	(4)	$4.63	9/18/2028

(1)	Stock options to purchase our common stock were granted pursuant to our 2015 Omnibus Incentive Plan.
(2)

The stock options vested as to 25% of the shares on May 23, 2017, with the remaining 75% of shares vesting in 36 equal monthly installments commencing on May 31, 2017 and ending on April 30, 2020 such that the award is fully vested on April 30, 2020, subject to the executive officer’s continued service through each vesting date.

(3)

The stock options will vest as to 25% of the shares on June 8, 2018, with the remaining 75% vesting in 36 equal monthly installments beginning on June 30, 2018 and ending on May 31, 2021 such that the award is fully vested on May 31, 2021, subject to the executive officer’s continued service through each vesting date.

(4)

The stock options vest in 25 installments as follows: half of 1/24th of the stock options will vest on September 30, 2018; 1/24th of the stock option awards will vest on the last day of each month following the date of the award through the month prior to the two-year anniversary of the date of the award (for a total of 23 equal monthly installments); and half of 1/24th of the stock options will vest on the two-year anniversary of the date of the award. Vesting is subject to the executive officer’s continued service through each vesting date.

(5)

The stock options vested as to 25% of the shares on September 12, 2017, with the remaining 75% of shares vesting in 36 equal monthly installments commencing on September 30, 2017 and ending on August 31, 2020 such that the award is fully vested on August 31, 2020, subject to the executive officer’s continued service through each vesting date.

(6)

The stock options vested as to 25% of the shares on March 19, 2019, with the remaining 75% of shares vesting in 36 equal monthly installments commencing on March 31, 2019 and ending on March 19, 2022, such that the award will be fully vested on March 19, 2022, subject to the executive officer’s continued service through each vesting date.

EQUITY BENEFIT AND STOCK PLANS

Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2018, we maintained three equity compensation plans, all of which were approved by the board of directors and our stockholders prior to our initial public offering in May 2015. The following table provides the information shown for each of the three plans as of December 31, 2018.

Plan	Shares issuable upon exercise of outstanding plan options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Shares remaining available for future issuance under equity compensation plans (excluding those reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	536,897	(2)	$35.53	115,838	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	536,897		$35.53	115,838

(1)

Includes the following plans: 2006 Stock Plan, 2015 Omnibus Equity Incentive Plan (“2015 Plan”), and 2015 Employee Stock Purchase Plan (“ESPP”). Only option grants were made under the 2006 Stock Plan and 2015 Plan.

(2)	As of December 31, 2018, there were 530,044 outstanding options or other equity grants under the 2006 and 2015 Plans, and there had been purchases pursuant to the ESPP of 6,853 shares.
(3)

There are no shares of common stock available for issuance under our 2006 Stock Plan, but that plan will continue to govern the terms of option and stock purchase rights granted thereunder. Any shares of common stock that are subject to outstanding awards under our 2006 Stock Plan that are issuable upon the exercise of stock options or purchase of shares pursuant to stock purchase rights that expire or become unexercisable for any reason without having vested or been exercised in full will generally be available for future grant and issuance as shares of common stock under our 2015 Plan. This number includes 26,349 shares available for issuance under the 2015 Plan and 89,489 shares reserved for issuance under our ESPP. The 2015 Plan provides that on the first day of each fiscal year beginning in 2016 and ending in 2025, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 82,500 shares, (ii) 4% of the outstanding shares of our common stock as of the last day of our immediately preceding fiscal year or (iii) such other amount as the board of directors may determine. Our ESPP provides that on the first day of each fiscal year beginning in 2016, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 21,875 shares, (ii) 1% of the outstanding shares of our common stock on the first day of such fiscal year, or (iii) such other amount as the board of directors may determine.

Certain Relationships and Related Transactions, and Director Independence

In addition to the director and executive officer compensation arrangements discussed above under “Directors Compensation” and “Executive Compensation,” since January 1, 2018, we have not been a party to any transactions in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.

Policies and Procedures for Related Party Transactions

Our audit committee charter states that our audit committee is responsible for reviewing and approving in advance any related party transaction, which is a transaction between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 in any calendar year and in which a related person has or will have a direct or indirect interest. Our audit committee has adopted policies and procedures for review of, and standards for approval of, such a related party transaction. For purposes of these policies and procedures, a related person is defined as an executive officer, director, or nominee for director, including his or her immediate family members, or a beneficial owner of greater than 5% our common stock, in each case since the beginning of the most recently completed year. Prior to the creation of our audit committee, our full board of directors reviewed related party transactions, with any directors abstaining from matters in which the director had an interest.

It is our intention to ensure that all future transactions between us and our officers, directors, and principal stockholders and their affiliates are approved by the audit committee of our board of directors and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date: February 13, 2019	By:	/s/ MATTHEW T. PLAVAN
	Name:	Matthew T. Plavan
	Title:	Chief Financial Officer & Secretary